UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 5, 2008

PERINI CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts

(State or Other Jurisdiction of Incorporation)

1-6314	04-1717070
(Commission File Number)	(IRS Employer Identification No.)

73 Mt. Wayte Avenue, Framingham, MA	01701
(Address of Principal Executive Offices)	(Zip Code)

(508) 628-2000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 8, 2008, in connection with the closing of the merger as described in Item 2.01 below, that certain Shareholders Agreement, dated as of April 2, 2008 (the “Shareholders Agreement”), by and among the Perini Corporation, a Massachusetts corporation (the “Company”), Ronald N. Tutor and the former shareholders of Tutor-Saliba Corporation, a California corporation (“Tutor-Saliba”) who became shareholders of the Company upon the closing of the merger, and that certain Employment Agreement, dated as of April 2, 2008 (the “Employment Agreement”), by and between the Company and Ronald N. Tutor, became effective. A copy of the Shareholders Agreement and the Employment Agreement were filed previously as Exhibits 4.1 and 10.1, respectively, to the Current Report on Form 8-K filed by the Company on April 7, 2008.

Item 2.01	Completion of Acquisition or Disposition of Assets

On April 2, 2008, the Company entered into an Agreement and Plan of Merger, as amended on May 28, 2008 (the “Merger Agreement”), by and among the Company, Trifecta Acquisition LLC, a California limited liability company and wholly owned subsidiary of the Company (“Merger Sub”), Tutor-Saliba, Ronald N. Tutor and the shareholders of Tutor-Saliba. For additional information on the Merger Agreement and the transactions contemplated thereby, please see the Current Report on Form 8-K filed by the Company on April 7, 2008. A copy of the Merger Agreement as initially executed was filed previously as Exhibit 2.1 to the Current Report filed by the Company on April 7, 2008, and a copy of Amendment No. 1 to the Merger Agreement, dated as of May 28, 2008, by and among the parties to the Merger Agreement, was filed previously as Exhibit 2.2 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2008 filed by the Company on August 8, 2008.

On September 8, 2008, pursuant to the Merger Agreement, Tutor-Saliba was merged with and into Merger Sub, with Merger Sub surviving the merger and continuing as a wholly owned subsidiary of the Company (the “Merger”). Pursuant to the Merger Agreement, Perini issued 22,987,293 shares of common stock of the Company to the holders of shares of common stock of Tutor-Saliba immediately prior to the effective time of the Merger.

Additional information about the Merger, including a description of Tutor-Saliba, the former shareholders of Tutor-Saliba from whom Tutor-Saliba was acquired by the Company in the Merger and relationships between such shareholders and the Company and any of its officers, directors and/or affiliates, and other information, was filed previously in the Definitive Proxy Statement on Scheduled 14A filed by the Company on August 6, 2008, which was mailed to shareholders of the Company as of July 30, 2008, the record date for the 2008 annual meeting of shareholders.

The Company intends to provide any required additional financial statements relating to the Merger under cover of a Current Report on Form 8–K/A within the time allowed for such filing by Item 9.01(a)(4) of this Current Report on Form 8–K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

In connection with the completion of the Merger, Tutor-Saliba declared and distributed certain notes as dividends to the Tutor-Saliba shareholders on September 5, 2008 prior to the closing of the Merger. The principal amount of the notes issued was $58,484,536, of which notes with a principal amount of $55,917,964 in the aggregate were issued to two trusts controlled by Ronald N. Tutor. The notes are obligations of Tutor-Saliba, which became a subsidiary of the Company upon the closing of the Merger. The notes are not guaranteed by the Company.

A copy of the form of the notes is filed as Exhibit 10.1 hereto, which is incorporated by reference herein. The notes provide that the unpaid principal balance of the notes and all accrued and unpaid interest thereupon will become due and payable in full on June 30, 2012. Tutor-Saliba may prepay any amounts outstanding under the notes in whole or in part without penalty or premium at any time. In addition, Tutor-Saliba will be required to prepay the notes with 100% of excess cash flow of Tutor-Saliba (as described in the note) for the preceding fiscal year (or, for the year in which the closing of the Merger occurs, the partial fiscal year from the closing through the end of such fiscal year) within 90 days of the end of each fiscal year until the principal and interest of the notes has been repaid.

Item 3.02	Unregistered Sales of Equity Securities

On September 8, 2008, in connection with the closing of the Merger described in Item 2.01 above, and as consideration for the Merger, the Company issued 22,987,293 shares of its common stock to the shareholders of Tutor-Saliba immediately prior to the effective time of the Merger. In issuing these shares, the Company relied on an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) In connection with the closing of the Merger described in Item 2.01 above and as contemplated by the Shareholders Agreement referred to in Item 1.01 above, on September 5, 2008, the Board of Directors of the Company appointed C.L. Max Nikias as a director of the Company, effective upon the closing of the Merger. This appointment became effective on September 8, 2008. Mr. Nikias also was appointed to the Corporate Governance and Nominating Committee of the Board of Directors of the Company, effective upon his appointment to the board. Mr. Nikias was selected for such appointments pursuant to the Shareholders Agreement. Mr. Nikias is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In addition, by vote of the shareholders of the Company at the annual meeting of shareholders of the Company that took place on September 5, 2008, the shareholders of the Company elected all of the nominees for Class III directors nominated by the Board of Directors of the Company, including Marilyn A. Alexander and Donald D. Snyder, who had not previously served as directors of the Company.

(e) As discussed in Item 1.01 above, on September 8, 2008, the Employment Agreement with Mr. Tutor became effective. A copy of the Employment Agreement was filed previously as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on April 7, 2008.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 5, 2008, pursuant to an affirmative vote of holders of a majority of the outstanding shares of the common stock of the Company and in connection with the closing of the Merger, the Company filed with the Secretary of the Commonwealth of Massachusetts an Articles of Amendment to increase the number of authorized shares of the Company’s common stock from 40 million to 75 million shares. A copy of the Articles of Amendment as filed is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01	Other Events

On September 5, 2008 and September 8, 2008, the Company issued press releases announcing the approval by the shareholders of the Company of certain proposals related to the Merger and the closing of the Merger as described in this Current Report on Form 8-K, respectively. Copies of the press releases are attached hereto as Exhibits 99.1 and 99.2 hereto, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

The Company intends to provide any required additional financial statements relating to the Merger under cover of a Current Report on Form 8–K/A within the time allowed for such filing by Item 9.01(a)(4) of this Current Report on Form 8–K.

(b)	Pro Forma Financial Information

The Company intends to provide any required additional pro forma financial information relating to the Merger under cover of a Current Report on Form 8–K/A within the time allowed for such filings by Item 9.01(b)(2) of this Current Report on Form 8–K.

(d)	Exhibits

Exhibit No.	Description
3.1	Perini Corporation Articles of Amendment

10.1	Form of Dividend Note Issued to Certain Former Tutor-Saliba Corporation Shareholders

99.1	Press Release of Perini Corporation, dated September 5, 2008.

99.2	Press Release of Perini Corporation, dated September 8, 2008.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on September 11, 2008.

PERINI CORPORATION

/s/ Kenneth R. Burk
By:	Kenneth R. Burk
Its:	Senior Vice President and
Chief Financial Officer